Exhibit 24

POWER OF ATTORNEY

The undersigned director and/or officer of Regis Corporation, a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Jim Lain and Kersten D. Zupfer, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in his or her name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments (including post-effective amendments) thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock or other securities proposed to be issued or sold by the Company pursuant to the Regis Corporation Amended and Restated 1991 Contributory Stock Purchase Plan, and to file the same with the SEC, granting unto these attorneys-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 5th day of February, 2026.

Signature	Title

/s/ Jim Lain Jim Lain	Interim President and Chief Executive Officer (Principal Executive Officer)

/s/ Kersten D. Zupfer Kersten D. Zupfer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lockie Andrews Lockie Andrews	Director

/s/ Nancy Benacci Nancy Benacci	Director

/s/ Susan Lintonsmith Susan Lintonsmith	Director

/s/ Michael Mansbach Michael Mansbach	Director

/s/ Michael J. Merriman Michael J. Merriman	Director